Exhibit 99.1

Biotech Stock Review: Mitesco to Launch Telehealth Enabled Primary Care Clinic Business with Q4 Rollout Addressing Healthcare Backlog Accentuated By the Second Wave Concerns

Mitesco, Inc. (OTCQB: MITI) announced today the Biotech Stock Review has updated coverage and provides this update:

The Biotech Stock Review initiated coverage on Mitesco Inc. last November after learning of their plans to launch a healthcare Accelerator designed to acquire mid-stage to late-stage startups, generally with revenues in the $2 million to $20 million range.

“We are pleased to see four months after announcing the intentions, they completed their first acquisition, MyCare, LLC., which is led by the team that brought QuickMedix/Minute Clinic to scale. QuickMedix/Minute Clinic was acquired for an estimated $170 million by CVS in 2006,” stated Roland Rick Perry, Managing Editor of the Biotech Stock Review which was launched in 2002.

Mr. Perry added, “Two concepts that have suddenly become extremely popular with patients, providers, and investors, due to recent events, are the concepts of Telehealth and Improved Access-to-Care. The experiences from the pandemic have shown the gaps in the current care system, and the limits to accessibility of care at a critical time. With a growing backlog of traditional healthcare visits deferred from the current episode, and the potential of a second wave as winter approaches, the MyCare launch in Q4 appears timely. Their plans include an emphasis on increased access where and when the patients need it. Additionally, Telehealth is a core tool that will be used to stay accessible to patients.

The backlog combined with the existing shortage of primary care providers is making it an opportune time for MyCare to launch its next-generation technology-enabled primary care clinics. Patients will have a trusted relationship with their provider that understands their unique care needs and they can seek advice and care with an in-person visit, by phone, or via telehealth.

MyCare plans a unique approach to leverage the limited pool of healthcare professionals by engaging Independent Nurse Practitioners (INP’s) who can become part of the MyCare network. The network will enable INP’s to post their availability to take telehealth calls  and help others as MyCare builds out its practices and physical clinic locations, initially throughout Minneapolis, MN, then expanding nationwide.

Larry Diamond, CEO of Mitesco, who is located in Minneapolis, stated, “We envision offering valuable services that overcome the all-to-common delays in access to primary care providers. Technology, like telehealth, in-home patient monitoring, and telephonic support, in addition to the traditional in-person visits will deliver peace-of-mind and should avoid the worsening of illness for many people. Our approach should enable people to remain stable at home and in control of their health conditions. When you catch the small declines in health status and intervene early, you can prevent the need for higher-level interventions necessary to return the person to stability.  The personal relationship with the INP combined with increased access via Telehealth should deliver improved quality of life. “

MyCare’s INP’s will be experienced and trained to deliver exceptional primary care that meets the person where they are at with their health.  MyCare will be there to help a person manage their chronic health condition and to address a cold, the flu, or even an event like what we are going through today.”

The technology integrated primary care practice focuses on combining old-style personal care and next-generation technology.  Being able to visit with your provider when and where it is needed is even more important when considering a person’s behavioral health.  MyCare will be focused on taking care of the whole person.”

Diamond continues, “the INP model focuses on helping people get the care they need and helping them to gain control of their health over time. Care can be delivered more timely using Telehealth to achieve solid outcomes. More timely care improves a person’s stability and reduces urgent health events, and this has the potential to reduce the load on third-party specialists, facilities, and emergency rooms. MyCare INPs, just like all primary care practices, can refer to specialists to meet the person’s needs.

MyCare is currently evaluating third-party software that will become the core infrastructure for its customized solutions, specifically designed to work for the networks highly trained and experienced INP’s. Together, MyCare expects to provide an easy-to-use, secure, and 100% HIPAA-compliant toolset for its INP’s to deliver efficient quality care in person and virtually, that can quickly scale nationwide.

The MyCare Network offers its INP’s:

* Independence within a larger organization.

* All the systems, marketing, infrastructure, insurance, claims processing, technology, and the tools necessary to deliver exceptional care  and to help people regain and stay in control of their lives.

* INPs get to deliver the care the patient needs.

* The ability to care for the whole person whenever and wherever they need it.

* The opportunity to use telehealth to help people needing care.

People Selecting to Access the MyCare Network may enjoy the following benefits:

* People receive personalized care focused on their unique health situation and how they choose to work with their Primary Care INP.

* Maximum flexibility to access care and information from their Primary Care INP.

* Coordinated care, a streamline, and easy experience accessing care and managing payment.

* Enhanced efficiency for the patient and the INP making all happy and relaxed.

Institutional Analyst Inc., publisher of the Biotech Stock Review has prepared an 11-page updated coverage report on Mitesco which will be delivered to its subscriber base and is available to nonsubscribers and shareholders of Mitesco at the Internet & Biotech Stock Review website. A copy of the report can be downloaded at:

Mitesco Update: http://internetstockreview.com/mitiupdate/

About Institutional Analyst Inc.

Institutional Analyst Inc., headquartered in Chicago, introduces small and microcap companies to professional investors including investment brokers, small-cap mutual funds, private investment managers, and hedge fund managers. The firm operates several leading industry-specific websites, including the Internet Stock Review, the Biotech Stock Review, and Beverage Start-Up News, which are all available free to professional and retail investors as well as to industry and trade executives.

Please see report-specific related disclaimers attached to the report in compliance with SEC rule 17b, as Institutional Analyst has been compensated for providing Mitesco Inc. coverage and the distribution of the coverage as well as progress reports.

Our Operations and Subsidiaries: My Care, LLC, and Celera Healthcare Holdings, LTD.

 MyCare, LLC is a wholly-owned subsidiary of Mitesco N.A. LLC, the holding company for North American operations. MyCare is building out a network of clinics using the latest telehealth technology with the nurse practitioner operating as its primary healthcare provider. It will begin in Minneapolis and expand nationwide. There are 23 states today that facilitate nurse practitioners practicing to the full scope of their skills and training.  The executive team at MyCare includes several of the key executives who brought Minute Clinic (previously known as Quickmedix) to scale, which was acquired by CVS for $170 million in 2006.

 Acelerar Healthcare Holdings, LTD. is the Company’s wholly-owned, Dublin, Ireland based entity for its European operations. There are several targets in Europe under evaluation and management believes cross border expansion for these new, proven healthcare technology solutions may prove a profitable opportunity.

 The Mission of Mitesco, Inc. formerly known as True Nature Holding, Inc.

We have in development a suite of offerings aimed at enhancing healthcare throughout the supply chain and to end-users. We intend to acquire and implement technologies and services to improve the quality of care, reduce cost, and enhance consumer convenience. We are focused on developing a portfolio of companies that provide healthcare technology solutions and the team is adept at deal structures supportive of long-term organizational value. The holding company structure facilitates profitable growth and enables the acquired business to focus on scale. The MITI portfolio of companies will apply leading-edge solutions that emphasize stakeholder value and leverages distinct sector trends.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimating or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Disclosure from Institutional Analyst and Biotech Stock Review

The newsletter and this press release do not constitute an offer to sell nor a solicitation of an offer to purchase any securities in any jurisdiction in which such an offer or solicitation is not authorized and does not constitute an offer within any jurisdiction to any person to whom such offer would be unlawful. Mitesco Inc. is an investor and public relations client of Institutional Analyst Inc., please see report for disclosure and disclaimer details.

Contact: Roland Perry: 310-594-8062, Roland@InstitutionalAnalyst.com
Internet & Biotech Stock Review Website: http://internetstockreview.com/

Contact: Mitesco Investor Relations: 1-844-383-8689, Investors@MitescoInc.com
Mitesco Inc Website: https://www.mitescoinc.com/